Exhibit 3.32

AMENDED

ARTICLES OF ORGANIZATION

(Oklahoma Limited Liability Company)

TO:	OKLAHOMA SECRETARY OF STATE	Filing Fee: $50.00
2300 N Lincoln Blvd., Room 101, State Capitol
Oklahoma City, Oklahoma 73105-4897
(405) 522-2520

I hereby execute the following articles for the purpose of amending the articles of organization of an Oklahoma limited liability company pursuant to the provisions of Title 18, Section 2011:

1.     A) Name of the limited liability company:

Gavilon Oil Tanks and Terminals, LLC

B) AS AMENDED: Name of the limited liability company:

NGL Crude Cushing, LLC

(Note: The new name shall contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word company may be abbreviated as Co.)

2.     Date of filing of its original articles of organization:  December 9, 2010

3.     AS AMENDED: Street address of the principal place of business, wherever located:

3773 Cherry Creek North Drive	Denver	CO	80209
Street address	City	State	Zip Code
(P.O. BOXES ARE NOT ACCEPTABLE)

4.              E-MAIL address of the primary contact for the registered business:

efredrickson@highsierraenergy.com

•                  Notice of the Annual Certificate will ONLY be sent to the limited liability company at its last known electronic mail address of record.

5.     AS AMENDED: NAME and street address of the registered agent for service of process in the state of Oklahoma:

•                  The registered agent shall be the limited liability company itself, an individual resident of Oklahoma, or a domestic or qualified foreign corporation, limited liability company, or limited partnership.

THE CORPORATION COMPANY	1833 S MORGAN RD	OKLAHOMA CITY	Oklahoma	73128
Name	Street Address	City	State	Zip Code
(P.O. BOXES ARE NOT ACCEPTABLE)

(SOS FORM 0079-07/12)

6.    AS AMENDED: Term of existence: Perpetual

•                  You may state perpetual, a set number of years, or a future effective expiration date. Perpetual means continuous.

7.     Set forth clearly any and all amendments to the articles of organization:

The amended articles of organization must be signed by a manager of the limited liability company.

•	Signature of Manager:	/s/ William G. Laughlin	Dated:	3/24/2014

•	Printed Name:	William G. Laughlin